EXHIBIT 11

                             BISCAYNE APPAREL, INC.
                    COMPUTATION OF EARNINGS (LOSS) PER SHARE
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                        YEARS ENDED DECEMBER 31,
                                                   1996           1995           1994
                                                -----------    -----------    ----------
Net earnings (loss)                             $    (8,724)   $    (6,127)   $    2,048
                                                ===========    ===========    ==========

PRIMARY:

Common and common equivalent shares:

   Weighted average common shares outstanding    10,741,748     10,733,551     9,179,461

   Potential dilution upon excercise of
   stock options and warrants                          --             --         472,176
                                                -----------    -----------    ----------
Shares used in computation of earnings (loss)
   per common share                              10,741,748     10,733,551     9,651,637
                                                ===========    ===========    ==========

PER SHARE AMOUNTS:

Net earnings (loss) per share                   $     (0.81)   $     (0.57)   $     0.21
                                                ===========    ===========    ==========

FULLY DILUTED:

Common and common equivalent shares:

   Weighted average common shares outstanding    10,741,748     10,733,551     9,179,461

   Potential dilution upon exercise of
   stock options and warrants                          --             --         472,176
                                                -----------    -----------    ----------
Shares used in computation of earnings (loss)
   per common share                              10,741,748     10,733,551     9,651,637
                                                ===========    ===========    ==========

PER SHARE AMOUNTS:

Net earnings (loss) per share                   $     (0.81)   $     (0.57)   $     0.21
                                                ===========    ===========    ==========
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